Exhibit 10.25d

EXECUTION COPY

AMENDMENT NO. 3
TO
CREDIT AGREEMENT

          This AMENDMENT NO. 3, dated as of April 16, 2003 (this “Amendment”), is made by and among AES EASTERN ENERGY, L.P., a Delaware limited partnership (the “Borrower”), the bank listed on the signature pages of this Amendment as a “Bank” (together with its successors and permitted assignees from time to time, the “Bank”) and UNION BANK OF CALIFORNIA, N.A., as Agent and Issuing Bank.

PRELIMINARY STATEMENT:

          The Borrower, the Bank, and Union Bank of California, N.A., as Agent and Issuing Bank, previously entered into that certain Credit Agreement, dated as of April 10, 2001, as amended by Amendment No. 1 and Waiver to Credit Agreement, dated as of August 31, 2001, and Amendment No. 2 thereto, dated as of November 20, 2002 (as so amended, the “Existing Agreement", as amended by this Amendment, the “Amended Agreement", and as the Amended Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Credit Agreement"). The Borrower now wishes to extend the Maturity Date under the Existing Agreement by one year and to make certain other amendments to the Existing Agreement. The Bank, the Agent and the Issuing Bank have agreed to such extension and amendments on the terms and conditions set forth herein. The parties therefore agree as follows (capitalized terms used but not defined herein having the meanings assigned such terms in the Existing Agreement):

          SECTION 1.  Amendments to Existing Agreement. The Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

          (a) Maturity Date. The definition of “Maturity Date” contained in Section 1.01 is hereby amended by deleting the date “January 2, 2004" in its entirety and substituting therefor the new date “January 2, 2005".

          (b) Tangible Net Worth. Section 6.01(a) is hereby deleted in its entirety and the new phrase “[Intentionally Omitted]" is substituted therefor.

          (c) Revised Annex A. Annex A to the Credit Agreement is hereby deleted in its entirety and Annex A attached to this Amendment is substituted therefor.

          SECTION 2.  Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, each of the following conditions has been fulfilled:

          (a) The Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Bank, the Agent and the Issuing Bank, and (ii) the following, each dated the date hereof (except otherwise specified below), in form and substance satisfactory to the Agent and each Bank (except where otherwise specified below) and in sufficient quantity for each party to have a fully executed original:

(A) the consent of AES, substantially in the form of Exhibit A hereto, duly executed by an authorized officer of AES;

(B) certified copies of the resolutions of the Board of Directors (or comparable governing body) of AES NY authorizing the Borrower to enter into this Amendment, and of all documents evidencing other necessary action (partnership, limited liability company or otherwise) and Governmental Approvals, if any, with respect to this Amendment;

(C) a certificate of AES NY certifying the names, true signatures and incumbency of the officers of AES NY authorized to sign this Amendment and the other documents to be delivered hereunder;

(D) copies of the certificate of limited partnership, partnership agreement, certificate of formation and limited liability company agreement, as applicable, of the Borrower and AES NY, together with all amendments thereto, in each case certified in a manner satisfactory to the Agent;

(E) good standing certificates in respect of the Borrower and AES NY from its jurisdiction of organization and each jurisdiction in which it is qualified to do business as partnership or limited liability company, as the case may be, in each case dated no earlier than 10 days prior to the date hereof;

(F) a favorable opinion of Chadbourne & Parke LLP, special New York counsel to the Borrower and AES NY, in substantially the form of Exhibit B hereto; and

(G) such other approvals, certificates, opinions and documents as the Agent may reasonably request.

          (b) The following statements shall be true and the Agent shall have received a certificate of the Borrower, dated the date hereof and in sufficient copies for each Bank, stating that:

(i) each Loan Document Representation and Warranty is true and correct on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of such date (with each reference in the Loan Documents to the Existing Agreement being deemed to be a reference to this Amendment and the Amended Agreement), and

(ii) no Default has occurred and is continuing, both before and after giving effect to the transactions contemplated by this Amendment.

          (c) The following statement shall be true and the Agent shall have received a certificate of AES, dated the date hereof and in sufficient copies for each Bank, stating that: the representations and warranties set forth in Section 5 of the Guaranty are true and correct on and as of the date hereof with the same effect as though made on and as of such date.

          (d) All fees payable on or prior to the date hereof pursuant to the letter agreement, dated April 16, 2003, between the Agent and the Borrower, and all amounts payable pursuant to Section 11.02 of the Existing Agreement for which invoices have been delivered to the Borrower on or prior to the date hereof, shall have been paid in full or arrangements satisfactory to the Agent shall have been made to cause them to be paid in full on such date.

          (e) All Governmental Approvals necessary in connection with this Amendment and the transactions contemplated hereby shall have been obtained and be in full force and effect. All third party approvals necessary or, in the judgment of the Agent, advisable in connection with this Amendment and the transactions contemplated hereby shall have been obtained and be in full force and effect. All such Governmental Approvals and third party approvals, if any, shall be in form and substance satisfactory to the Agent.

          SECTION 3. Reference to and Effect on the Existing Agreement.  (a) Upon the effectiveness of this Amendment: (i) each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement; and (ii) each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement. The parties hereto agree and acknowledge that this Amendment constitutes a Loan Document.

          (b) Except as specifically amended above, the Existing Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Pledge Agreement and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations (as defined in the Pledge Agreement).

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks, the Issuing Banks or the Agent under the Existing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Agreement or any other Loan Document.

          SECTION 4.  Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses of the Agent and each Bank (including, without limitation, reasonable fees and expenses of counsel to the Agent and counsel for each Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

          SECTION 5.  Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile transmission shall be deemed to be, and shall constitute, original signatures.

          SECTION 6.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of the New York.

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          IN WITNESS WHEREOF, the parties hereto have caused Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AES EASTERN ENERGY, L.P.

By: AES NY, L.L.C., its general partner

By	/s/ Amy V. Conley
Name: Title:	Amy V. Conley Chief Financial Officer

UNION BANK OF CALIFORNIA, N.A., as Agent and Issuing Bank

By	/s/ Chad Canfield
Name: Title:	Chad Canfield Assistant Vice President

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Bank

UNION BANK OF CALIFORNIA, N.A.

By	/s/ Chad Canfield
Name: Title:	Chad Canfield Assistant Vice President

EXHIBIT A

CONSENT

          The undersigned, as Guarantor under that certain Limited Guaranty, dated as of April 10, 2001 (the “Guaranty"), in favor of the Banks, the Issuing Banks and the Agent, (i) hereby consents to Amendment No. 3, dated as of April 16, 2003, to the Credit Agreement, dated as of April 10, 2001, as amended by that certain Amendment No. 1 and Waiver, dated as of August 31, 2001, and Amendment No. 2 thereto, dated as of November 20, 2002 (the “Credit Agreement", the terms defined therein being used herein as therein defined), among AES Eastern Energy, L.P., the Banks and Issuing Banks party thereto, and Union Bank of California, N.A., as Agent, and (ii) hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, on and after the effective date of said Amendment No. 3, each reference in the Guaranty to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by said Amendment No. 3.

April 16, 2003	THE AES CORPORATION

By	/s/ Roger F. Naill
Name: Title:	Roger F. Naill Senior Vice President

ANNEX A

COMMITMENTS, LENDING OFFICES AND NOTICE ADDRESSES

Name of Bank	Commitment	Notice Address	Domestic Lending Office	Eurodollar Lending Office
Union Bank of California, N.A.	$20,000,000.00	Union Bank of California, N.A. 445 South Figueroa Street 15th Floor Los Angeles, CA 90071 Attention: Chad Canfield Telephone: (213) 236-6175 Telecopier: (213) 236-4096	Union Bank of California, N.A. 445 South Figueroa Street 15th Floor Los Angeles, CA 90071 Attention: Chad Canfield Telephone: (213) 236-6175 Telecopier: (213) 236-4096	Union Bank of California, N.A. 445 South Figueroa Street 15th Floor Los Angeles, CA 90071 Attention: Chad Canfield Telephone: (213) 236-6175 Telecopier: (213) 236-4096